EXHIBIT 5.1

December 10, 2015

Board of Directors

Banner Corporation

10 South First Avenue

Walla Walla, Washington 99362

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Banner Corporation, a Washington corporation and a registered bank holding company (the “Registrant”) in connection with the above captioned registration statement filed on the date hereof (the “Registration Statement”). The Registration Statement relates to the sale of shares of the registrant’s common stock, par value $0.01 per share (the “Shares”) by certain selling shareholders identified in the Registration Statement (such holders, the “Selling Shareholders”) in the manner and on the terms set forth in the Registration Statement.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein (as such may be supplemented and amended from time to time), other than as expressly stated herein with respect to the offer and sale of the Shares.

We have examined such matters of fact and questions of law as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of the Registrant and the Selling Shareholders and others as to factual matters without having independently verified such factual matters. Without limiting the generality of the foregoing, we have assumed without independently verifying the accuracy of the factual matters set forth in the Registration Statement. We are opining herein as to the Washington Business Corporation Act and other laws of the State of Washington, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction. We further express no opinion as to any matters of federal law (other than the Securities Act of 1933, as amended, as specifically referenced herein), or as to any municipal law or the laws of any local agencies within any state.

December 10, 2015

Based upon, and subject to the foregoing, we are of the opinion that:

1.	the Registrant is a corporation duly formed and validly existing under the laws of the State of Washington; and

2.	the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Registrant, and the Shares are duly and validly issued, fully paid and non-assessable.

We have been engaged for the limited purpose of rendering the opinions herein. Except as expressly set forth herein, we have not undertaken any independent investigation in support of the opinions expressed in this letter and we have relied solely upon our review of the foregoing documents in rendering the same. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus contained or incorporated by reference into the Registration Statement, under the prospectus heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

Very truly yours,

/s/ Davis Wright Tremaine LLP

Davis Wright Tremaine LLP